Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2021 Financial Results

Strong performance driven by 5.5% growth in gross profit
Declares Regular Quarterly Dividend
GARDEN CITY, NY, November 4, 2021 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2021.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “We are pleased to report another strong quarter of growth in a challenging macroeconomic environment, as we continue to see robust demand for our products. Our growth has been achieved as a result of the Lifetime 2.0 strategy the company implemented over the past two plus years and aided by the mitigating actions we have taken to offset inflationary and supply chain disruptions. Compared to a very strong quarter last year, gross profit increased 5.5%. This strong performance has resulted in our ability to generate adjusted EBITDA of $96.7 million over the trailing twelve month period ended September 30, 2021, an increase of 25.1% compared to adjusted EBITDA over the trailing twelve month period ended December 31, 2020. The transformation of our international business continues to deliver improved profitability and year over growth in net sales of 16.8%. In addition, we believe that we are making good progress on our strategic growth initiatives, which have now been formalized into our next five-year plan and from which we expect to drive significant growth and long-term value creation.”

Mr. Kay continued, “Our team has done an excellent job mitigating the impact from global supply chain disruptions, as evidenced by our strong gross margin improvement in the third quarter. Our proactive actions to manage inventory levels and implement price increases, coupled with our best-in-class supply chain and logistics capabilities, have enabled us to continue meeting strong customer demand and positioned us well for the fourth quarter despite shipping challenges. As a result of these actions, and notwithstanding continued supply chain disruptions that have caused some missed shipments, we have once again raised our adjusted EBITDA guidance for the full year.”
Third Quarter Financial Highlights:
Consolidated net sales were $224.8 million for both the three months ended September 30, 2021 and 2020. In constant currency, a non-GAAP financial measure, consolidated net sales decreased by $1.4 million, or 0.6%, as compared to consolidated net sales in the corresponding period in 2020. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended September 30, 2021 was $83.1 million, or 37.0%, as compared to $78.8 million, or 35.1%, for the corresponding period in 2020.
Income from operations was $21.7 million, as compared to $21.5 million for the corresponding period in 2020.
Net income was $12.6 million, or $0.57 per diluted share, as compared to a net income of $13.9 million, or $0.65 per diluted share, in the corresponding period in 2020.
Adjusted net income was $13.4 million, or $0.61 per diluted share, as compared to adjusted net income, of $13.9 million, or $0.65 per diluted share, in the corresponding period in 2020. A table reconciling this non-GAAP financial measure to net income, as reported, is included below.
Nine Months Financial Highlights:
Consolidated net sales for the nine months ended September 30, 2021 were $607.1 million, an increase of $87.1 million, or 16.8%, as compared to net sales of $520.0 million for the corresponding period in 2020. In constant currency, a non-GAAP financial measure, consolidated net sales increased by $82.5 million, or 15.7%, as compared to consolidated net sales in the corresponding period in 2020.
Gross margin for the nine months ended September 30, 2021 was $215.3 million, or 35.5%, as compared to $185.9 million, or 35.8%, for the corresponding period in 2020.
Income from operations was $41.9 million, as compared to income from operations of $0.6 million for the corresponding period in 2020. Excluding a $20.1 million non-cash charge for goodwill impairment, and a $2.8 million non-cash charge for bad debt reserves to establish a provision against potential credit problems from certain retail customers due to the COVID-19 pandemic, income from operations would have been $23.5 million, for the corresponding period in 2020.
Net income was $21.4 million, or $0.98 per diluted share, as compared to a net loss of $(18.2) million, or $(0.87) per diluted share, in the corresponding period in 2020.
Adjusted net income was $22.4 million, or $1.02 per diluted share, as compared to adjusted net income, of $5.1 million, or $0.24 per diluted share, in the corresponding period in 2020. A table reconciling this non-GAAP financial measure to net income (loss), as reported, is included below.
Adjusted EBITDA, after giving effect to certain adjustments as permitted and defined under our debt agreements, was $96.7 million for the twelve months ended September 30, 2021. A table reconciling this non-GAAP financial measure to net income, as reported, is included below.
Full Year 2021 Guidance Update
For the full fiscal year ending December 31, 2021, the Company is providing raised financial guidance:

	Year Ended December 31, 2020	Guidance for the Year Ending December 31, 2021
Net sales	$769.2 million	$870 to $890 million
Income from operations	$25.0 million	$59 to $62.5 million
Adjusted income from operations	$47.9 million	$59.5 to $63 million
Net (loss) income	$(3.0) million	$30.9 to $33.6 million
Adjusted net income	$20.2 million	$31.2 to $33.9 million
Diluted (loss) income per common share	$(0.14) per share	$1.40 to $1.53 per share
Adjusted diluted income per common share	$0.95 per share	$1.42 to $1.54 per share
Weighted-average diluted shares	20.9 million	22 million
Adjusted EBITDA	$77.3 million	$88 to $92 million
This guidance is based on a forecasted GBP to USD rate of $1.35. Net income and diluted income per common share were calculated based on an effective tax rate of 30%. Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.
The Company has previously provided long term financial objectives within its investor presentations, available on the Company's website in the 'Investor Relations' section. Based upon the company's accelerated growth and success in achieving its previously disclosed long term financial objectives, the Company has revised those objectives upward, including the following forward-looking financial measures:

Five Year Financial Objectives
Sales	$1.25 billion
Adjusted EBITDA(1)	$145 million
(1)The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, unusual, one-time, non-ordinary, or non-recurring costs, which cannot be reasonably estimated.

Mr. Kay added, “Since launching Lifetime 2.0 in 2018, we have taken significant steps to optimize our business model, utilize our infrastructure more efficiently, and invest in meaningful growth opportunities. Our strategy is working, and thanks to the hard work of our team, we have made incredible progress improving our operations and taking our business to the next level. As we embark on our next stage of growth at Lifetime, we are pleased to announce our new five-year financial objectives, demonstrating our confidence in the prospects for the business. Our revised targets, which were recently finalized and approved by our Board of Directors, reflect our progress to date as well as greater visibility into key growth opportunities, including commercial foodservice, our Year & Day® brand and new product categories that already are or will be shipping this year. In addition to these growth drivers, we also plan to undertake an expansion and redesign of our U.S. distribution operations that will support our planned growth and drive further efficiencies and incremental profitability moving forward. We are proud of what we have accomplished over the past few years, and look forward to continuing to execute the next phase of our strategy, which we believe will enable us to achieve these long-term financial objectives to the benefit of our shareholders.”
Dividend
On November 2, 2021, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 14, 2022 to shareholders of record on January 31, 2022.
Conference Call
The Company has scheduled a conference call for Thursday, November 4, 2021 at 11:00 a.m. The dial-in number for the conference call is (877) 876-9177 (U.S.) or (785) 424-1672 (International), Conference ID: LCUTQ321.
A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/3492211/A3C2AC18245173CCAC310C2D77C2058B

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted income from operations, adjusted net income, adjusted diluted income per common share, and adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “intend,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, including our five-year strategic plan, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$224,777	$224,750	$607,066	$519,960
Cost of sales	141,662	145,958	391,790	334,066
Gross margin	83,115	78,792	215,276	185,894
Distribution expenses	18,893	18,961	56,470	50,710
Selling, general and administrative expenses	42,542	38,325	116,879	114,274
Restructuring expenses	—	—	—	253
Goodwill and other impairments	—	—	—	20,100
Income from operations	21,680	21,506	41,927	557
Interest expense	(3,835)	(4,128)	(11,668)	(13,094)
Mark to market gain (loss) on interest rate derivatives	120	99	664	(2,316)
Income (loss) before income taxes and equity in earnings (losses)	17,965	17,477	30,923	(14,853)
Income tax provision	(5,589)	(3,711)	(9,837)	(3,013)
Equity in earnings (losses), net of taxes	195	147	341	(362)
NET INCOME (LOSS)	$12,571	$13,913	$21,427	$(18,228)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.58	$0.66	$1.00	$(0.87)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.57	$0.65	$0.98	$(0.87)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,682	$35,963
Accounts receivable, less allowances of $17,968 at September 30, 2021 and $17,013 at December 31, 2020	169,223	170,037
Inventory	256,922	203,164
Prepaid expenses and other current assets	8,991	12,129
TOTAL CURRENT ASSETS	443,818	421,293
PROPERTY AND EQUIPMENT, net	21,629	23,120
OPERATING LEASE RIGHT-OF-USE ASSETS	89,211	96,543
INVESTMENTS	22,144	20,032
INTANGIBLE ASSETS, net	231,014	244,025
OTHER ASSETS	1,991	2,468
TOTAL ASSETS	$809,807	$807,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$8,549	$17,657
Accounts payable	60,594	66,095
Accrued expenses	108,579	80,050
Income taxes payable	2,152	4,788
Current portion of operating lease liabilities	12,397	11,480
TOTAL CURRENT LIABILITIES	192,271	180,070
OTHER LONG-TERM LIABILITIES	14,779	16,483
INCOME TAXES PAYABLE, LONG-TERM	1,444	1,444
OPERATING LEASE LIABILITIES	93,978	102,355
DEFERRED INCOME TAXES	11,031	10,714
REVOLVING CREDIT FACILITY	1,600	27,302
TERM LOAN	238,729	238,977
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2021 and December 31, 2020; shares issued and outstanding: 22,018,193 at September 30, 2021 and 21,755,195 at December 31, 2020	220	218
Paid-in capital	270,309	268,666
Retained earnings	18,999	424
Accumulated other comprehensive loss	(33,553)	(39,172)
TOTAL STOCKHOLDERS’ EQUITY	255,975	230,136
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$809,807	$807,481

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$21,427	$(18,228)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,560	18,385
Goodwill and other impairments	—	20,100
Amortization of financing costs	1,309	1,326
Mark to market (gain) loss on interest rate derivatives	(664)	2,316
Non-cash lease expense	(1,089)	2,915
Provision (recovery) for doubtful accounts	(166)	3,011
Stock compensation expense	3,973	4,321
Undistributed (earnings) losses from equity investment, net of taxes	(341)	362
Changes in operating assets and liabilities:
Accounts receivable	659	(55,466)
Inventory	(54,117)	(37,303)
Prepaid expenses, other current assets and other assets	4,733	3,573
Accounts payable, accrued expenses and other liabilities	24,093	100,798
Income taxes receivable	—	1,577
Income taxes payable	(2,779)	1,521
NET CASH PROVIDED BY OPERATING ACTIVITIES	14,598	49,208
INVESTING ACTIVITIES
Purchases of property and equipment	(3,361)	(1,645)
Proceeds from sale of shares of equity method investment	3,061	—
Acquisition	(178)	—
NET CASH USED IN INVESTING ACTIVITIES	(478)	(1,645)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	16,845	107,418
Repayments of revolving credit facility	(42,531)	(113,652)
Repayments of term loan	(10,478)	(7,583)
Payments for finance lease obligations	(71)	(75)
Payments of tax withholding for stock based compensation	(3,186)	(486)
Proceeds from the exercise of stock options	877	—
Cash dividends paid	(2,913)	(1,862)
NET CASH USED IN FINANCING ACTIVITIES	(41,457)	(16,240)
Effect of foreign exchange on cash	56	(18)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(27,281)	31,305
Cash and cash equivalents at beginning of period	35,963	11,370
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,682	$42,675

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended September 30, 2021:

	Quarter Ended				Twelve Months Ended September 30, 2021
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
	(in thousands)
Net income as reported	$15,221	$3,067	$5,789	$12,571	$36,648
Undistributed equity (losses) earnings, net	(1,620)	247	(393)	(195)	(1,961)
Income tax provision	6,853	2,416	1,832	5,589	16,690
Interest expense	4,183	4,014	3,819	3,835	15,851
Mark to market gain on interest rate derivatives	(172)	(498)	(46)	(120)	(836)
Depreciation and amortization	6,279	5,958	5,765	5,837	23,839
Stock compensation expense	1,630	1,444	1,328	1,201	5,603
Acquisition related expenses	126	182	72	41	421
Restructuring benefit	(42)	—	—	—	(42)
Wallace facility remedial design expense	—	—	—	500	500
Adjusted EBITDA	$32,458	$16,830	$18,166	$29,259	$96,713
Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income, adjusted to exclude undistributed equity in (losses) earnings, income tax provision, interest expense, mark to market gain on interest rate derivatives, depreciation and amortization, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income (loss) and adjusted diluted income (loss) per common share (in thousands -except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) as reported	$12,571	$13,913	$21,427	$(18,228)
Adjustments:
Acquisition related expenses	41	57	295	159
Restructuring expenses	—	—	—	253
Warehouse relocation	—	—	—	1,093
Mark to market (gain) loss on interest rate derivatives	(120)	(99)	(664)	2,316
Goodwill and other impairments	—	—	—	20,100
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	1,362	—	3,404	235
Gain on change in ownership in equity method investment	(971)	—	(2,703)	—
Wallace facility remedial design expense	500	—	500	—
Income tax effect on adjustments	43	11	116	(878)
Adjusted net income	$13,426	$13,882	$22,375	$5,050
Adjusted diluted income per common share(1)	$0.61	$0.65	$1.02	$0.24
Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2021 excludes acquisition related expenses, mark to market (gain) on interest rate derivatives, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss, gain on change in ownership in equity method investment and Wallace facility remedial design expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2020 excludes acquisition related expenses, restructuring expenses, warehouse relocation, mark to market (gain) loss on interest rate derivatives, goodwill and other impairments, and foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

(1)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 22,085 and 21,285 for the three month period ended September 30, 2021 and 2020, respectively. Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,964 and 21,015 for the nine month period ended September 30, 2021 and 2020, respectively. The diluted weighted-average shares outstanding for the three and nine month period ended September 30, 2021 include the effect of dilutive securities of 536 and 621, respectively. The diluted weighted-average shares outstanding for the three and nine month period ended September 30, 2020 include the effect of dilutive securities of 350 and 180 shares, respectively.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$197,724	$201,539	$(3,815)	$197,724	$201,620	$(3,896)	$(81)	(1.9)%	(1.9)%	0.0%
International	27,053	23,211	3,842	27,053	24,588	2,465	(1,377)	10.0%	16.6%	6.6%
Total net sales	$224,777	$224,750	$27	$224,777	$226,208	$(1,431)	$(1,458)	(0.6)%	0.0%	0.6%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$540,488	$463,338	$77,150	$540,488	$463,482	$77,006	$(144)	16.6%	16.7%	0.1%
International	66,578	56,622	9,956	66,578	61,047	5,531	(4,425)	9.1%	17.6%	8.5%
Total net sales	$607,066	$519,960	$87,106	$607,066	$524,529	$82,537	$(4,569)	15.7%	16.8%	1.1%

(1) “Constant Currency” is determined by applying the 2021 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Guidance
Adjusted EBITDA guidance for the full fiscal year ending December 31, 2021 (in millions):

Net income guidance	$30.9 to $33.6
Add back:
Income tax expense	12.6 to 13.4
Interest expense	15
Depreciation and amortization	23.5
Stock compensation expense	5
Other adjustments(1)	1 to 1.5
Adjusted EBITDA guidance	$88 to $92
(1) Includes estimates for acquisition related expenses, undistributed equity in (earnings) losses, Wallace facility remedial design expense, and other items that are consistent with exclusions permitted by our debt agreements.

Adjusted income from operations guidance for the full fiscal year ending December 31, 2021 (in millions):

Income from operations guidance	$59 to $62.5
Wallace facility remedial design expense	0.5
Adjusted income from operations guidance	$59.5 to $63.0

Adjusted net income and adjusted diluted income per common share guidance for the full fiscal year ending December 31, 2021 (in millions - except per share data):
Net income guidance	$30.9 to $33.6
Wallace facility remedial design expense	0.5
Other adjustments (1)	0
Income tax effect on adjustment	(0.2)
Adjusted net income guidance	$31.2 to $33.9
Adjusted diluted income per share guidance	$1.42 to $1.54
(1) Includes estimates for acquisition related expenses, mark to market (gain) on interest rate derivatives, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss and gain on change in ownership in equity method investment.

Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2020:

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
			(in thousands)
Net (loss) income as reported	$(28,164)	$(3,977)	$13,913	$15,221	$(3,007)
Undistributed equity losses (earnings), net	(339)	848	(147)	(1,620)	(1,258)
Income tax (benefit) provision	(3,729)	3,031	3,711	6,853	9,866
Interest expense	4,736	4,230	4,128	4,183	17,277
Mark to market loss (gain) on interest rate derivatives	2,251	164	(99)	(172)	2,144
Depreciation and amortization	6,234	6,061	6,090	6,279	24,664
Goodwill and other impairments	20,100	—	—	—	20,100
Stock compensation expense	1,326	1,420	1,575	1,630	5,951
Acquisition related expenses	47	55	57	126	285
Restructuring expenses (benefit)	—	253	—	(42)	211
Warehouse relocation expenses	790	303	—	—	1,093
Adjusted EBITDA	$3,252	$12,388	$29,228	$32,458	$77,326

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.
LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

Year Ended December 31,
2020
Net loss as reported	$(3,007)
Adjustments:
Acquisition related expenses	285
Restructuring expenses	211
Warehouse relocation expenses	1,093
Mark to market loss on interest rate derivatives	2,144
Goodwill and other impairments	20,100
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	235
Income tax effect on adjustments	(858)
Adjusted net income	$20,203
Adjusted diluted income per share (1)	$0.95

(1)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,179 for the year ended December 31, 2020. The diluted weighted-average shares outstanding for the year ended December 31, 2020 include the effect of dilutive securities of 319 shares.
Adjusted income from operations (in thousands):

Year Ended December 31,
2020
(in thousands)
Income from operations	$24,970
Excluded non-cash charges:
Goodwill and other impairments	20,100
Bad debt reserve related to COVID-19 pandemic (1)	2,844
Total excluded non-cash charges	$22,944
Adjusted income from operations	$47,914
(1) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment of the impact of the COVID-19 pandemic on these accounts